Exhibit 1.01

INTERNATIONAL BUSINESS MACHINES CORPORATION

Conflict Minerals Report

For the reporting period from January 1, 2014 to December 31, 2014

This Conflict Minerals Report (the “Report”) of International Business Machines Corporation (“IBM”) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the period from January 1, 2014 to December 31, 2014 (the “Reporting Period”).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products, and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which are collectively referred to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, Conflict Minerals are necessary to the functionality or production of certain products that IBM’s operations manufacture or contract to manufacture.

Design of IBM’s Conflict Minerals Program

IBM’s Conflict Minerals Program is run by a full-time, dedicated team of experienced supply chain professionals within IBM’s Global Procurement organization. The Conflict Minerals Program team members report to IBM’s Vice President and Chief Procurement Officer, who has responsibility for IBM’s external supply base for IBM’s products. IBM’s Conflict Minerals team gathers information on the sources of Conflict Minerals in IBM’s supply chain and drives suppliers to source Conflict Minerals from conflict-free sources.

Description of IBM’s Products

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by IBM; and (iii) for which the manufacture was completed during the Reporting Period. These products, which are referred to in this Report collectively as the “Covered Products,” include the following product categories that were manufactured or contracted to be manufactured by IBM’s Systems and Technology Group in 2014:

(1) Systems:  a range of general purpose and integrated systems designed and optimized for specific business, public and scientific computing needs. These systems—System z, Power Systems and System x—are typically the core technology in data centers that provide required infrastructure for business and institutions.

(2) Storage:  data storage products and solutions that allow clients to retain and manage rapidly growing, complex volumes of digital information. These solutions address critical client requirements for information retention and archiving, security, compliance and storage optimization, including data deduplication, availability and virtualization. The portfolio consists of a broad range of disk and tape storage systems and software, including Flash storage and solutions.

(3) Microelectronics:  semiconductor design and manufacturing primarily for use in IBM’s systems and storage products, as well as delivering semiconductors and related services to external clients.

Reasonable Country of Origin Inquiry

IBM conducted a good faith reasonable country of origin inquiry (RCOI) regarding the Conflict Minerals. This good faith RCOI was designed to determine whether any of the Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources.

IBM’s Conflict Minerals Due Diligence Framework

IBM’s due diligence measures for Conflict Minerals conform to the framework set forth in the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas, including the related supplements pertaining to downstream companies.

Since IBM is not a direct purchaser of ore or unrefined minerals, it is several tiers “downstream” from the smelters or refiners (SORs) of such minerals. SORs are at the point in the supply chain where ores, concentrates and/or scrap material are converted to a metal. IBM, like many downstream companies, does not have direct business relationships with SORs or visibility to the extraction and movement of Conflict Minerals between SORs and upstream entities. This position increases the difficulty of determining the origin of the Conflict Minerals in the Covered Products and, as a result, IBM relies on industry processes and information from its suppliers.

Description of Due Diligence Performed

IBM’s due diligence reflects the principles of IBM’s Conflict Minerals Standard and IBM’s position in the supply chain as a downstream company (as defined by OCED guidance). IBM’s RCOI and due diligence process, including its efforts to determine the mine or location of origin, leveraged multiple industry processes and tools, and centered on the Conflict-Free Sourcing Initiative (CFSI) Conflict-Free Smelter Program (CFSP), an initiative in which an independent third party audits SOR procurement and tolling activities and determines if the SOR demonstrated that all of the Conflict Minerals they processed originated from “conflict-free” sources. The CFSP aims to enable companies to source conflict-free minerals by evaluating the SOR sites’ policies and implementation, and performing a material analysis to demonstrate that the sources of the Conflict Minerals procured by the SOR site are conflict-free.

Below is a detailed description of IBM’s due diligence performed for the reporting period as it corresponds to the OECD framework.

1. Maintained a strong company management system.

•                  Enhanced the IBM Conflict Minerals team within IBM’s Global Procurement organization that has responsibility for implementing IBM’s Conflict Minerals Program.

•                  Continued to host IBM’s Conflict Minerals Standard on IBM’s Conflict Minerals-dedicated public website, www.ibm.com/conflictminerals.

•                  Conveyed Conflict Minerals information to in-scope direct suppliers from the IBM Global Procurement and CFSI websites.

•                  Delivered Conflict Minerals education to suppliers attending IBM Asia Pacific Product Environmental Compliance Seminar in March 2014.

•                  Provided an online grievance mechanism for internal and external parties to confidentially report concerns regarding Conflict Minerals to IBM’s Ombudsman.

•                  Retained records related to Conflict Minerals in conformance with IBM’s records retention policy.

•                  Created a monthly management review process by IBM Global Procurement, IBM’s Legal Department, and other IBM business units to review status, progress, and any areas of concern.

•                  Deployed contractual language requiring suppliers’ products to contain conflict-free sources for any Conflict Minerals.

2. Identified and assessed risks in the supply chain.

•                  Requested IBM’s in-scope direct suppliers to identify SORs and related Conflict Minerals information through the use of the CFSI Conflict Minerals Reporting Template (CMRT).

•                  Gathered CMRTs from in-scope direct suppliers and reviewed the information provided in the CMRTs against IBM’s validation guidelines for reasonableness of process, accuracy and level of completion.

•                  Reviewed the in-scope direct suppliers’ CMRTs for completeness and accuracy and contacted those suppliers for corrections or clarifications, when needed.

•                  Escalated suppliers to IBM Global Procurement when CMRTs were delinquent or incomplete.

•                  Assessed RCOI information derived from the CFSP and third-party research to ascertain whether any Conflict Minerals in the Covered Products may have originated in the Covered Countries.

•                  Compared SORs identified by the in-scope direct suppliers against the CFSP list of valid SORs to determine the conflict-free status of the SORs in IBM’s supply chain.

•                  Requested updated CMRTs from in-scope direct suppliers.

•                  Engaged a third-party consultant to research SORs sourcing Conflict Minerals from Covered Countries and worked with CFSI to gather additional facts regarding these SORs’ sources and to help drive the SORs into the CFSP.

3. Designed and implemented a strategy to respond to identified risks.

•                  Reported to IBM’s Global Procurement management on progress of CMRT collection and progress of driving identified SORs toward CFSP listing.

•                  Formed action plans to manage potential areas of concern and execute solutions on an on-going basis.

•                  Monitored Conflict Minerals developments and SOR status through participation in CFSI.

•                  Participated in four SOR site visits to Indonesia in conjunction with CFSI members to encourage participation in CFSP.

•                  Contributed funds to, and participated in, the 2014 China Gold Conference in Beijing, China and established channels for smelter outreach and future participation in CFSP.

•                  Identified non-CFSP listed SORs that may be sourcing from the Covered Countries, and worked to gain their participation in CFSP; contacted other select SORs without a conflict-free designation to encourage their participation in CFSP or other independent third-party audit program.

4. Supported the implementation of independent third-party audits of supply chain due diligence.

•                  Supported CFSI tools development and initiatives through participation in CFSI workgroups.

•                  Worked in concert with CFSI to enhance SOR outreach to drive CFSP participation.

•                  Provided funding for CFSP Initial Audit Fund, a voluntary program managed by the CFSI designed to encourage CFSP-eligible smelters to participate.

5. Reported on supply chain due diligence.

•                  Pursuant to the Rule, filed Form SD and IBM’s 2013 Conflict Minerals Report (CMR).

•                  Published the 2013 CMR on IBM’s Conflict Minerals-dedicated public website, www.ibm.com/conflictminerals.

•                  Included Conflict Minerals information in IBM’s annual Corporate Responsibility Report.

Reporting Period Determination and Findings

After exercising the due diligence described above, IBM was unable to determine whether or not all of the Covered Products qualify as “DRC conflict free,” as defined under the Rule.

Based on the information that was provided by IBM’s in-scope direct suppliers and otherwise obtained through the due diligence process described herein, IBM believes that the facilities that may be used to process the Conflict Minerals contained in the Covered Products are listed in Appendix A. Furthermore, IBM has reasonably determined from information provided by the CFSP and otherwise obtained through the due diligence that countries of origin of the Conflict Minerals from the listed SORs are listed in Appendix B.

For calendar year 2014, IBM requested CMRTs from 324 in-scope direct suppliers and at year-end, we received responses from 95% of those suppliers (the remaining 5% of CMRTs were in process). The CMRTs yielded the information included in this Report and its appendixes. To provide a measure of overall progress of the program the following charts illustrate the change in the percentage of SORs in the upstream IBM supply chain assessed as conflict free for Conflict Minerals (comparing 2013 and 2014 SOR CFSP listing).

Conflict Mineral	2013 Assessed Conflict Free SORs vs. Total SORs identified in IBM CMRT	2013 Assessed Conflict Free SOR Percentage	2014 Assessed Conflict Free SORs vs. Total SORs identified in IBM CMRT	2014 Assessed Conflict Free SOR Percentage
Tantalum	21 of 24	88%	43 of 45	96%
Tin	7 of 58	12%	22 of 68	32%
Tungsten	0 of 21	0%	9 of 39	23%
Gold	30 of 86	35%	56 of 112	50%
Total	58 of 189	31%	130 of 264	49%

IBM’s Next Steps to Mitigate Conflict Minerals Risk

IBM expects to take the following steps, among others, to improve its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Covered Products finance or benefit armed groups in the Covered Countries:

•                  By participating in the CFSI, contribute to the continued development of collaborative tools and resources for companies to use to help assess their supply chains and avoid inclusion of Conflict Minerals in the extended supply chain.

•                  Remain aware of developments in Conflict Minerals due diligence processes by participation in the CFSI and apply that knowledge to IBM’s Conflict Minerals risk assessment and mitigation actions.

•                  Work in concert with CFSI members and in-scope direct suppliers to contact SORs to better understand their sourcing circumstances and gain their commitment to a CFSP assessment or another recognized validation scheme.

•                  Seek resolution for the identified SORs in IBM’s supply chain that are not currently on CFSI’s list of recognized SORs and drive additional identified SORs in IBM’s supply chain into the CFSP.

•                  Improve CMRT response completeness from in-scope direct suppliers through IBM’s review and feedback to suppliers using the most current smelter information.

•                  Drive in-scope direct suppliers to provide product-specific CMRTs instead of company-level CMRTs, as company-level CMRTs may include SORs not used in the supply chain for Covered Products; use of product-specific CMRTs by suppliers will enable IBM to have a more precise list of SORs used in the Covered Products.

•                  Continue to influence upstream sourcing practices to require the usage of CFSP-compliant SORs, including the use of conflict-free contract clauses.

IBM’s Support of CFSI

As outlined in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, the internationally recognized standard on which IBM’s due diligence is based, we support an industry initiative that audits the due diligence activities of SORs. That industry initiative is the EICC and GeSI’s Conflict-Free Sourcing Initiative. The data on which we relied for certain statements in this Report was obtained through our membership in the CFSI, using the RCOI report for IBM’s member ID:  MIBM.

Appendix A

Smelters or Refiners (SORs) that may be used to process the Conflict Minerals contained in the Covered Products.

SOR Status:  “CFSP Listed” indicates SOR is publically listed on the CFSP web site and considered conflict-free as of the date indicated based on the criteria used by CFSI to assess SORs.  “Unknown” indicates SOR is either in process for CFSP assessment or has not started the process as of the date indicated.

Metal	Name of SOR	Country Location of SOR	CFSP Status Dec 31, 2014
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CFSP Listed
Tantalum	Conghua Tantalum and Niobium Smeltry	China	CFSP Listed
Tantalum	D Block Metals, LLC	United States	CFSP Listed
Tantalum	Duoluoshan	China	CFSP Listed
Tantalum	Exotech Inc.	United States	CFSP Listed
Tantalum	F&X Electro-Materials Ltd.	China	CFSP Listed
Tantalum	FIR Metals & Resource., Ltd.	China	CFSP Listed
Tantalum	Global Advanced Metals Aizu	Japan	CFSP Listed
Tantalum	Global Advanced Metals Boyertown	United States	CFSP Listed
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	CFSP Listed
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China	CFSP Listed
Tantalum	H.C. Starck Co., Ltd.	Thailand	CFSP Listed
Tantalum	H.C. Starck GmbH Goslar	Germany	CFSP Listed
Tantalum	H.C. Starck GmbH Laufenburg	Germany	CFSP Listed
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CFSP Listed
Tantalum	H.C. Starck Inc.	United States	CFSP Listed
Tantalum	H.C. Starck Ltd.	Japan	CFSP Listed
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany	CFSP Listed
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CFSP Listed
Tantalum	Hi-Temp Specialty Metals, Inc.	United States	CFSP Listed
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., LTD	China	CFSP Listed
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CFSP Listed
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CFSP Listed
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	China	CFSP Listed
Tantalum	KEMET Blue Metals	Mexico	CFSP Listed
Tantalum	KEMET Blue Powder	United States	CFSP Listed
Tantalum	King-Tan Tantalum Industry Ltd	China	Unknown
Tantalum	LSM Brasil S.A.	Brazil	CFSP Listed
Tantalum	Metallurgical Products India (Pvt.) Ltd.	India	CFSP Listed
Tantalum	Mineração Taboca S.A.	Brazil	CFSP Listed
Tantalum	Mitsui Mining & Smelting	Japan	CFSP Listed
Tantalum	Molycorp Silmet A.S.	Estonia	CFSP Listed
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CFSP Listed
Tantalum	Phoenix Metal Ltd	Rwanda	Unknown
Tantalum	Plansee SE Liezen	Austria	CFSP Listed
Tantalum	Plansee SE Reutte	Austria	CFSP Listed
Tantalum	QuantumClean	United States	CFSP Listed
Tantalum	RFH Tantalum Smeltry Co., Ltd	China	CFSP Listed
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CFSP Listed
Tantalum	Taki Chemicals	Japan	CFSP Listed

Metal	Name of SOR	Country Location of SOR	CFSP Status Dec 31, 2014
Tantalum	Telex	United States	CFSP Listed
Tantalum	Ulba	Kazakhstan	CFSP Listed
Tantalum	XinXing HaoRong Electronic Material CO.,LTD	China	CFSP Listed
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	China	CFSP Listed
Tantalum	Zhuzhou Cement Carbide	China	CFSP Listed
Tin	Alpha	United States	CFSP Listed
Tin	China Tin Group Co., Ltd.	China	Unknown
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China	Unknown
Tin	Cooper Santa	Brazil	Unknown
Tin	CV Gita Pesona	Indonesia	Unknown
Tin	CV Nurjanah	Indonesia	Unknown
Tin	CV Serumpun Sebalai	Indonesia	Unknown
Tin	CV United Smelting	Indonesia	CFSP Listed
Tin	CV Venus Inti Perkasa	Indonesia	Unknown
Tin	Dowa	Japan	CFSP Listed
Tin	EM Vinto	Bolivia	Unknown
Tin	Estanho de Rondônia S.A.	Brazil	Unknown
Tin	Fenix Metals	Poland	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Unknown
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	China	CFSP Listed
Tin	Gejiu Zi-Li	China	Unknown
Tin	Huichang Jinshunda Tin Co. Ltd	China	Unknown
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Unknown
Tin	Linwu Xianggui Smelter Co	China	Unknown
Tin	Magnu’s Minerais Metais e Ligas LTDA	Brazil	CFSP Listed
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CFSP Listed
Tin	Melt Metais e Ligas S/A	Brazil	Unknown
Tin	Metallo Chimique	Belgium	Unknown
Tin	Mineração Taboca S.A.	Brazil	CFSP Listed
Tin	Minsur	Peru	CFSP Listed
Tin	Mitsubishi Materials Corporation	Japan	CFSP Listed
Tin	Nankang Nanshan Tin Manufactory Co., Ltd	China	Unknown
Tin	Novosibirsk Integrated Tin Works	Russian Federation	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Unknown
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Unknown
Tin	OMSA	Bolivia	CFSP Listed
Tin	PT Alam Lestari Kencana	Indonesia	Unknown
Tin	PT Artha Cipta Langgeng	Indonesia	Unknown
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CFSP Listed
Tin	PT Babel Inti Perkasa	Indonesia	CFSP Listed
Tin	PT Bangka Kudai Tin	Indonesia	Unknown
Tin	PT Bangka Putra Karya	Indonesia	Unknown
Tin	PT Bangka Timah Utama Sejahtera	Indonesia	Unknown
Tin	PT Bangka Tin Industry	Indonesia	CFSP Listed
Tin	PT Belitung Industri Sejahtera	Indonesia	Unknown
Tin	PT BilliTin Makmur Lestari	Indonesia	Unknown
Tin	PT Bukit Timah	Indonesia	CFSP Listed
Tin	PT DS Jaya Abadi	Indonesia	CFSP Listed
Tin	PT Eunindo Usaha Mandiri	Indonesia	Unknown
Tin	PT HANJAYA PERKASA METALS	Indonesia	Unknown
Tin	PT Inti Stania Prima	Indonesia	Unknown
Tin	PT JusTindo	Indonesia	Unknown

Metal	Name of SOR	Country Location of SOR	CFSP Status Dec 31, 2014
Tin	PT Karimun Mining	Indonesia	Unknown
Tin	PT Mitra Stania Prima	Indonesia	Unknown
Tin	PT Panca Mega Persada	Indonesia	Unknown
Tin	PT Pelat Timah Nusantara Tbk	Indonesia	Unknown
Tin	PT Prima Timah Utama	Indonesia	Unknown
Tin	PT REFINED BANGKA TIN	Indonesia	CFSP Listed
Tin	PT Sariwiguna Binasentosa	Indonesia	Unknown
Tin	PT Seirama Tin investment	Indonesia	Unknown
Tin	PT Stanindo Inti Perkasa	Indonesia	CFSP Listed
Tin	PT Sumber Jaya Indah	Indonesia	Unknown
Tin	PT Tambang Timah	Indonesia	CFSP Listed
Tin	PT Timah (Persero), Tbk	Indonesia	CFSP Listed
Tin	PT Tinindo Inter Nusa	Indonesia	Unknown
Tin	PT Tirus Putra Mandiri	Indonesia	Unknown
Tin	PT WAHANA PERKIT JAYA	Indonesia	Unknown
Tin	Rui Da Hung	Taiwan	Unknown
Tin	Soft Metais, Ltda.	Brazil	Unknown
Tin	Thaisarco	Thailand	CFSP Listed
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	CFSP Listed
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China	Unknown
Tin	Yunnan Tin Company, Ltd.	China	CFSP Listed
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Unknown
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Unknown
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Unknown
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Unknown
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China	Unknown
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Unknown
Tungsten	Ganxian Shirui New Material Co., Ltd.	China	Unknown
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CFSP Listed
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CFSP Listed
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China	Unknown
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CFSP Listed
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	Unknown
Tungsten	Global Tungsten & Powders Corp.	United States	CFSP Listed
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Unknown
Tungsten	H.C. Starck GmbH	Germany	Unknown
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany	Unknown
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China	Unknown
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CFSP Listed
Tungsten	Japan New Metals Co., Ltd.	Japan	CFSP Listed
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Unknown
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Unknown
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Unknown
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	Unknown
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Unknown
Tungsten	Kennametal Fallon	United States	Unknown
Tungsten	Kennametal Huntsville	United States	Unknown
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CFSP Listed

Metal	Name of SOR	Country Location of SOR	CFSP Status Dec 31, 2014
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	Unknown
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam	Unknown
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Unknown
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam	Unknown
Tungsten	Wolfram Bergbau und Hütten AG	Austria	Unknown
Tungsten	Wolfram Company CJSC	Russian Federation	Unknown
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CFSP Listed
Tungsten	Xiamen Tungsten Co., Ltd.	China	CFSP Listed
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Unknown
Gold	Advanced Chemical Company	United States	Unknown
Gold	Aida Chemical Industries Co. Ltd.	Japan	Unknown
Gold	Aktyubinsk Copper Company TOO	Russian Federation	Unknown
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CFSP Listed
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Unknown
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil	CFSP Listed
Gold	Argor-Heraeus SA	Switzerland	CFSP Listed
Gold	Asahi Pretec Corporation	Japan	CFSP Listed
Gold	Asaka Riken Co Ltd	Japan	Unknown
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Unknown
Gold	Aurubis AG	Germany	CFSP Listed
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Unknown
Gold	Bauer Walser AG	Germany	Unknown
Gold	Boliden AB	Sweden	CFSP Listed
Gold	C. Hafner GmbH + Co. KG	Germany	Unknown
Gold	Caridad	Mexico	Unknown
Gold	CCR Refinery — Glencore Canada Corporation	Canada	CFSP Listed
Gold	Cendres + Métaux SA	Switzerland	Unknown
Gold	Chimet S.p.A.	Italy	CFSP Listed
Gold	Chugai Mining	Japan	Unknown
Gold	Daejin Indus Co. Ltd	Korea, Republic of	Unknown
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Unknown
Gold	Do Sung Corporation	Korea, Republic of	Unknown
Gold	Doduco	Germany	Unknown
Gold	Dowa	Japan	CFSP Listed
Gold	Eco-System Recycling Co., Ltd.	Japan	CFSP Listed
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	Unknown
Gold	FSE Novosibirsk Refinery	Russian Federation	Unknown
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China	Unknown
Gold	Guangdong Jinding Gold Limited	China	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Unknown
Gold	Heimerle + Meule GmbH	Germany	CFSP Listed
Gold	Heraeus Ltd. Hong Kong	Hong Kong	CFSP Listed
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CFSP Listed
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China	Unknown
Gold	Hwasung CJ Co. Ltd	Korea, Republic of	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CFSP Listed
Gold	Istanbul Gold Refinery	Turkey	CFSP Listed
Gold	Japan Mint	Japan	CFSP Listed
Gold	Jiangxi Copper Company Limited	China	Unknown
Gold	Johnson Matthey Inc	United States	CFSP Listed

Metal	Name of SOR	Country Location of SOR	CFSP Status Dec 31, 2014
Gold	Johnson Matthey Ltd	Canada	CFSP Listed
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Unknown
Gold	JSC Uralelectromed	Russian Federation	Unknown
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CFSP Listed
Gold	Kazzinc Ltd	Kazakhstan	CFSP Listed
Gold	Kennecott Utah Copper LLC	United States	CFSP Listed
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland	Unknown
Gold	Kojima Chemicals Co., Ltd	Japan	CFSP Listed
Gold	Korea Metal Co. Ltd	Korea, Republic of	Unknown
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Unknown
Gold	L’ azurde Company For Jewelry	Saudi Arabia	Unknown
Gold	Lingbao Gold Company Limited	China	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China	Unknown
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	CFSP Listed
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China	Unknown
Gold	Materion	United States	CFSP Listed
Gold	Matsuda Sangyo Co., Ltd.	Japan	CFSP Listed
Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong	CFSP Listed
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Singapore	CFSP Listed
Gold	Metalor Technologies SA	Switzerland	CFSP Listed
Gold	Metalor USA Refining Corporation	United States	CFSP Listed
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico	CFSP Listed
Gold	Mitsubishi Materials Corporation	Japan	CFSP Listed
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CFSP Listed
Gold	MMTC-PAMP India Pvt. Ltd	India	CFSP Listed
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Unknown
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	CFSP Listed
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Unknown
Gold	Nihon Material Co. LTD	Japan	CFSP Listed
Gold	Ohio Precious Metals, LLC	United States	CFSP Listed
Gold	Ohura Precious Metal Industry Co., Ltd	Japan	CFSP Listed
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation	Unknown
Gold	OJSC Kolyma Refinery	Russian Federation	Unknown
Gold	PAMP SA	Switzerland	CFSP Listed
Gold	Penglai Penggang Gold Industry Co Ltd	China	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Unknown
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Unknown
Gold	PX Précinox SA	Switzerland	CFSP Listed
Gold	Rand Refinery (Pty) Ltd	South Africa	CFSP Listed
Gold	Republic Metals Corporation	United States	CFSP Listed
Gold	Royal Canadian Mint	Canada	CFSP Listed
Gold	Sabin Metal Corp.	United States	Unknown
Gold	Samduck Precious Metals	Korea, Republic of	Unknown
Gold	SAMWON METALS Corp.	Korea, Republic of	Unknown
Gold	Schone Edelmetaal	Netherlands	CFSP Listed
Gold	SEMPSA Joyería Platería SA	Spain	CFSP Listed
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China	Unknown
Gold	Sichuan Tianze Precious Metals Co., Ltd	China	Unknown
Gold	Singway Technology Co., Ltd.	Taiwan	CFSP Listed
Gold	So Accurate Group, Inc.	United States	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Unknown

Metal	Name of SOR	Country Location of SOR	CFSP Status Dec 31, 2014
Gold	Solar Applied Materials Technology Corp.	Taiwan	CFSP Listed
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CFSP Listed
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CFSP Listed
Gold	The Great Wall Gold and Silver Refinery of China	China	Unknown
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China	Unknown
Gold	Tokuriki Honten Co., Ltd	Japan	CFSP Listed
Gold	Tongling Nonferrous Metals Group Co.,Ltd	China	Unknown
Gold	Torecom	Korea, Republic of	Unknown
Gold	Umicore Brasil Ltda	Brazil	CFSP Listed
Gold	Umicore Precious Metals Thailand	Thailand	CFSP Listed
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium	CFSP Listed
Gold	United Precious Metal Refining, Inc.	United States	CFSP Listed
Gold	Valcambi SA	Switzerland	CFSP Listed
Gold	Western Australian Mint trading as The Perth Mint	Australia	CFSP Listed
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	Japan	Unknown
Gold	Yokohama Metal Co Ltd	Japan	Unknown
Gold	Yunnan Copper Industry Co Ltd	China	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Unknown
Gold	Zijin Mining Group Co. Ltd	China	Unknown

Appendix B

Countries of Origin for Conflict Minerals associated with the SORs listed in Appendix A.

Level 1, 2, and 3 Source Definitions are from the CFSP Audit Protocols.

Level 1 countries are not identified as conflict regions or plausible areas of smuggling or export of conflict minerals from these regions

Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Colombia, Côte D’Ivoire, Czech Republic, Djibouti, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States of America, Vietnam, Zimbabwe

Level 2 countries are known or plausible countries for smuggling, export out of region or transit of conflict minerals

Kenya, Mozambique, South Africa

Level 3 countries are defined as the DRC and its nine adjoining countries

Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, Zambia